SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              Form 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

                   Date of Report - July 11, 2002

                 UNION NATIONAL FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)



    Pennsylvania                0-19214            23-2415179
---------------------------    -------------      -----------

State or other jurisdiction (Commission File     (IRS Employer
    of Incorporation)             Number)       Identification
                                                   Number)

   101 East Main Street, P.O. Box 567
         Mount Joy, Pennsylvania                        17552
---------------------------------------            --------------
(Address of principal executive offices)              (Zip Code)



 Registrant's telephone number including area code: (717) 653-1441
                                                    --------------


                                N/A
-----------------------------------------------------------------
   (Former name or former address, if changed since last report)

Item 1.    Changes in Control of Registrant

           Not Applicable.

Item 2.    Acquisition or Disposition of Assets.

           Not Applicable.

Item 3.    Bankruptcy or Receivership.

           Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant.

           Not Applicable.

Item 5.    Other Events.

           On July 11, 2002, Union National Financial
           Corporation issued a press release reporting second quarter earnings and announcing the third quarter cash dividend for 2002. The aforementioned is attached as an exhibit to this Current Report on Form 8-K.

Item 6.    Resignations of Registrant's Directors.

           Not Applicable.

Item 7.    Financial Statements and Exhibits.

           (a)    Not Applicable.

           (b)    Not Applicable.

           (c)    Exhibits:
                  99.1     Press Release

Item 8.    Change in Fiscal Year.

           Not Applicable.

Item 9.    Regulation FD Disclosure.

           Not Applicable.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             UNION NATIONAL FINANCIAL CORPORATION
                             (Registrant)


Dated: July 11, 2002         /s/Mark D. Gainer
                             ----------------------------------

                             Mark D. Gainer,
                             President & Chief Executive Officer

                            EXHIBIT INDEX

                                        Page Number in
Exhibit                                 Manually Signed Original

99.1          Press Release             5

                          EXHIBIT 99.1

                          Press Release

                          PRESS RELEASE

          Union National Financial Corporation Reports
Second Quarter Earnings and Announces Third Quarter Cash Dividend

Mount Joy, Pennsylvania, July 11, 2002. Union National Financial Corporation, the parent bank holding company of Union National Community Bank, has reported earnings for the second quarter of 2002 of $832,000 as compared to $568,000 for the second quarter of 2001, an increase of 46.5%. Basic and diluted earnings per share for the second quarter of 2002 amounted to 32 cents, as compared to 22 cents per share in 2001. Earnings for the six months ended June 30, 2002, amounted to $1,549,000, an increase of 54.7%, over the $1,001,000 earned for the same period of 2001. Basic and diluted earnings per share for the six months ended June 30, 2002, amounted to 60 cents per share, as compared to 39 cents in 2001.

The overall increase in earnings can be primarily attributed to an increase in net interest income, a decrease in the provision for loan losses and an increase in other operating income.


The Board of Directors of Union National Financial Corporation approved the payment of its third regular quarterly cash dividend for 2002. The cash dividend of 15.5 cents per share is payable on August 5, 2002, to stockholders of record on July 25, 2002. This brings total dividends for 2002 to 42 cents per share, an increase of 33.3%, as compared to the 31.5 cents per share for the same period of 2001.


FINANCIAL HIGHLIGHTS      Three Months Ended
____________________      __________________

                     June 30, 2002  June 30, 2001  Percent Change
                     _____________  _____________  ______________
Net Interest Income   $2,873,000     $2,690,000         6.8%
Provision for
  Loan Losses             59,000        160,000       -63.1%
Other Operating Income   852,000        600,000        42.0%
Other Operating
   Expenses            2,619,000      2,506,000         4.5%
Net Income               832,000        568,000        46.5%

                          Six Months Ended
                          ________________
                     June 30, 2002  June 30, 2001  Percent Change
                     _____________  _____________  ______________
Net Interest Income   $5,711,000     $5,236,000         9.1%
Provision for
   Loan Losses            85,000        273,000       -68.9
Other Operating Income 1,496,000      1,121,000        33.5%
Other Operating
   Expenses            5,215,000      5,037,000         3.5%
Net Income             1,549,000      1,001,000        54.7%



                          Balance Sheet as of
                          ___________________

                     June 30, 2002  June 30, 2001  Percent Change
                     _____________  _____________  ______________
Total Assets          $306,109,000   $296,392,000       3.3%
Total Loans            199,956,000    183,930,000       8.7%
Total Deposits         212,474,000    213,574,000      -0.5%

Union National Community Bank, the sole and wholly owned subsidiary of Union National Financial Corporation, has been serving its communities for more than 148 years. The bank operates seven retail offices in Lancaster County.




For Further Information, Please Contact:
Mark D. Gainer, President/CEO
Union National Financial Corporation
101 East Main Street
P.O. Box 567
Mount Joy, PA 17552-0567
(717) 653-1441

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission

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